SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Mutual Release Agreement (this “Agreement”) dated February 9, 2021, is by and between Rapid Therapeutic Science Laboratories, Inc., a Nevada corporation (“Rapid”), Texas MDI, Inc. (formerly Texas MDI, LLC), a Texas corporation (“Texas MDI”), Diamond Head Ventures, LLC, a Texas limited liability company (“Diamond Head”, and together with Rapid, and Texas MDI, the “Licensing Parties”) and EM3 Methodologies, LLC, an Arizona limited liability company (“EM3”), and Richard Adams, an individual (“Adams”), and Holly Brothers Pictures, LLC, a Montana limited liability company which is 50% owned by Adams and Donal R. Schmidt, Jr., the Chief Executive Officer of Rapid (“Holly”, and together with EM3 and Adams, collectively, the “EM3 Parties”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, EM3 and Diamond Head are party to that certain Sales and Licensing Agreement dated November 21, 2018, pursuant to which EM3 agreed to sell certain consumables to Diamond Head and provide a license to use certain intellectual property in connection therewith, which was amended on June 25, 2020, pursuant to an Exclusive License and Sales and Licensing Agreements First Amendment, dated June 25, 2020, by and between Rapid, Texas MDI, EM3 and Adams (the “First Amendment” and such Sales and Licensing Agreement, as amended to date, the “Sales and Licensing Agreement”);

WHEREAS, EM3, Adams and Texas MDI are party to that certain Exclusive License Agreement dated October 2019, pursuant to which Texas MDI licensed certain intellectual property from EM3 (as amended by the First Amendment, the “TMDI License Agreement”);

WHEREAS, Texas MDI and Rapid are party to that certain Sublicense Agreement effective as of November 15, 2019, pursuant to which Texas MDI sublicensed its rights under the TMDI License Agreement to Rapid (such agreement, as amended to date, the “Sublicense”);

WHEREAS, in or around August 2020, Diamond Head, Texas MDI and EM3 entered into an Assignment and Assumption of Sales and Licensing Agreement and Novation Agreement, whereby Diamond Head assigned its rights under the Sales and Licensing Agreement to Texas MDI (the “Assignment Agreement”, and collectively with the Sales and Licensing Agreement, TMDI License Agreement and Sublicense, the “Agreements”);

WHEREAS, as consideration for EM3 agreeing to the terms of the First Amendment, Rapid agreed to issue Adams an aggregate of 100,000 shares of restricted common stock of Rapid for the benefit of EM3 (the “Shares”);

WHEREAS, a dispute has arisen between Rapid, Texas MDI and Diamond Head and EM3 and Adams regarding the terms of the Agreements and EM3’s compliance with the terms thereof (the “Dispute”); and

WHEREAS, the Parties desire to terminate the Agreements, provide each other mutual releases in order to settle the Disputes, and Rapid desires for Adams to release the obligation to issue the Shares, and Rapid desires for EM3 to enter into a new license agreement with EM3, which license agreement EM3 desires to enter into, and the parties desire to enter into this

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Agreement and agree to the other terms hereof, each pursuant to the terms of this Agreement set forth below.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt, adequacy, and sufficiency of which is hereby acknowledged and confessed, it is hereby agreed as set forth below.

CERTAIN CAPITALIZED TERMS USED BELOW ARE DEFINED IN SECTION 5 BELOW.

1.  Termination of Agreements and Termination of Requirement to Issue Shares.

1.1  The Parties confirm and acknowledge that the Agreements shall be deemed terminated and no force and effect effective on the Effective Date (the “Termination”). As a result of the Termination, no Party shall owe any other Party any further amounts under such Agreements, or owe any Party any further obligations thereunder.

1.2  EM3 and Adams agree that the Shares have not been issued to date. As a result of the Termination, EM3 and Adams agree that the Shares shall not be issued, shall not be due, and the requirement and obligation for Rapid to issue the Shares shall be terminated. Adams and EM3 further agree that they will, whenever and as reasonably requested by Rapid or its transfer agent, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals, and consents as Rapid or its transfer agent may reasonably request or require in order to complete, insure and perfect the termination of the obligation to issue the Shares and/or the cancellation of the Shares (if and as applicable).

1.3  Adams agrees and confirms that he has not sold, transferred, hypothecated, granted any party any interest or right in, assigned, or granted any person an option to purchase the Shares or any right therein as of the date of this Agreement.

2.  New Exclusive License Agreement.

2.1  As additional consideration for Rapid agreeing to enter into this Agreement and provide the Release to EM3 discussed in Section 3, below, and for other good and valuable consideration, the receipt, and sufficiency of which is acknowledged by EM3, EM3 agrees to enter into the Exclusive License Agreement with Rapid in the form of Exhibit A hereto (the “New Exclusive License”).

3.  Assignment of Improvements.

3.1  Each Party (other than Rapid), hereby assigns all right and ownership in any and all Improvements to Rapid, confirms and acknowledges that Rapid shall have the right to patent, copyright, and/or trademark any Improvements in its own name, and shall own all rights to any such granted patents, copyrights, and/or trademarks, and that each such Party shall, whenever and as reasonably requested by Rapid and at their sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals, and consents as Rapid may reasonably require in order to complete, insure and perfect the obligations set forth in this Section 3.1.

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4.  Transfer of Title to Passenger Coach.

4.1  Holly agrees to transfer all rights to the Prevost H3-45, 2000 passenger coach with VIN#:2PCV33499X1013271, owned by Holly to Adams.

5.  Release.

5.1  Effective on the Effective Date, in consideration for the Parties agreeing to enter into and to be bound by the terms and conditions of this Agreement, the terms hereof, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties, the (i) Licensing Parties; and (ii) the EM3 Parties (each for the purposes of this Section 2.1, a “Releasing Party” and collectively the “Releasing Parties”), on behalf of each of such Releasing Party’s and their Affiliates, officers, directors, employees, investors, shareholders, members, managers, administrators, predecessor and successor corporations, attorneys, affiliates, agents, and assigns, hereby release, acquit and forever discharge each other, and their current, past and future Affiliates, officers, directors, employees, investors, shareholders, members, managers, administrators, predecessor and successor corporations, attorneys, affiliates, agents, and assigns (each as applicable, the “Released Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, claims and demands, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, which they ever had or now have, upon or by reason of any manner, cause, causes or thing whatsoever, arising from the beginning of time to the date of this Agreement, in law or equity and all rights, obligations, claims, demands, whether in contract, tort, or state and/or federal law (each a “Claim”) arising from or relating to, or associated with (A) the Disputes; (B) the Agreements; (C) any amounts owed to any of the EM3 Parties by any of the Licensing Parties under the Agreements or otherwise; and (D) any other Claims whatsoever that any Releasing Party has against any other Releasing Party as of the date of this Agreement, except for Claims relating to the failure of any non-Releasing Party to comply with the terms of this Agreement, the New License Agreement, claims relating to the violation of federal or state securities laws and/or fraud, and except for the Confidentiality Requirements (the “Release”).

5.2  The Releasing Parties acknowledge that there is a risk that, after the execution of this Agreement, they may discover, incur or suffer claims that were unknown or unanticipated at the time of this Agreement, including, but not limited to, unknown or unanticipated claims that arise from, are based upon, or are related to, any facts underlying the releases set forth above in Section 2.1 (collectively the “Released Claims”), which had they been known or more fully understood, may have affected the Releasing Parties’ decisions to execute the Agreement as it currently is written. Each Releasing Party knowingly and expressly assumes the risk of these unknown and unanticipated claims and agrees that this Agreement and the general releases set forth within it apply to all such unknown, unanticipated, or potential claims. Furthermore, it is the intention of the Releasing Parties, by entering into this Agreement, to settle and release fully, finally, and forever all Released Claims and any and all claims that now exist, or may have at any time existed or shall come to exist in connection with the Released Claims. In furtherance of the Releasing Parties’ intention, the releases given within this Agreement shall be and remain in effect as full and complete releases and discharges of the Released Claims and of any related matters notwithstanding the discovery by any Releasing Party of the existence of any additional or different claims or the facts relative to any such claims. In furtherance of the Release, each Releasing Party waives any right such may have under any statutes and regulations, which state, in substance:

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‘‘A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him may have materially affected his settlement with the debtor.’’

5.3  The Releasing Parties are not aware of any claims not being released herein against them.

6.  Covenant Not to Sue.

6.1  Subject to the excepted matters set forth herein (including, but not limited to the Confidentiality Requirements), the Releasing Parties agree that they will forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action or other proceeding, in law, equity, or otherwise, against the Released Parties, in any way arising out of or relating to the Released Claims.

6.2  The Releasing Parties each acknowledge and agree that monetary damages alone are inadequate to compensate the other Party (or their assigns) for injury caused or threatened by a breach of this “Covenant Not to Sue” and that preliminary and permanent injunctive relief restraining and prohibiting the prosecution of any action or proceeding brought or instituted in violation of this Covenant Not to Sue is a necessary and appropriate remedy in the event of such a breach. Nothing contained in this Section, however, shall be interpreted or construed to prohibit or in any way to limit the right of a non-breaching Released Party or of any of its assigns to obtain, in addition to injunctive relief, an award of monetary damages against any person or entity breaching this Covenant Not to Sue and Agreement.

6.3  Notwithstanding the foregoing, any action or proceeding brought for breach of or to interpret or enforce the terms of this Agreement is excepted from each of the Covenants Not to Sue set forth above.

6.4  The Releasing Parties understand, acknowledge, and agree that the releases set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, claim, suit, or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such releases. Similarly, the Releasing Parties agree that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered relating to the subject matter discussed above, shall affect in any manner the final, absolute, and unconditional nature of the release set forth above.

7.  Mutual Representations, Covenants and Warranties.

7.1  Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

7.1.1  Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid, and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general equitable principles;

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7.1.2  The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any of such Party’s Governing Documents (as applicable), or any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

7.1.3  Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

8.  Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

8.1  “Affiliate” means (x) any Person directly or indirectly controlling, controlled by or under common control with another Person, (y) any manager, director, officer, partner or employee of a Person, or (z) any spouse, spousal equivalent or other cohabitant occupying a relationship generally equivalent to that of a spouse, father, mother, brother, sister or descendant of a Person; a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

8.2  “Effective Date” means the date that EM3 has delivered Rapid an executed copy of the New Exclusive License and each of the Parties has delivered a signed copy of this Agreement to each other Party.

8.3  “Governing Documents” of an entity shall mean the (i) articles or certificate of incorporation or association, certificate of formation, articles of organization or certificate of limited partnership or similar instrument under which an entity is formed; and (ii) the other documents or agreements, including bylaws, partnership agreements of partnerships, operating agreements of limited liability companies, or similar documents, adopted by the entity to govern the formation and internal affairs of the entity.

8.4  “Improvement” means any and all technical information, patentable or non-patentable, controlled by any Party which cover any improvement, invention or discovery concerning the Desirick Procedure or any derivation thereof and its application and use, including, but not limited to, related consumables (cans, valves, and actuators), filling equipment for pressurized metered-dose inhalers, and/or proprietary lab equipment and training, support or maintenance thereon of any combination thereof,  including, without limitation, new or improved methods of manufacture, formulas, uses, and indications, methods of delivery and dosage forms thereof, and mechanical or chemical changes or manipulations, as well as the addition of other active ingredients, each made by or on behalf of any of the Licensing Parties or their representatives or affiliates. “Improvements” shall include all Improvements made after the Effective Date, and all Improvements made prior to the Effective Date, whatsoever, by the Licensing Parties, their predecessors, Affiliates, or representatives.

8.5  “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, business or statutory trust, trust, union, association, instrumentality, governmental authority or other entity, enterprise, authority, or unincorporated entity.

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9.  No Prior Assignments. The Parties hereto represent that each has not assigned, in whole or in part, any claim, demand, and/or causes of action against any other Party, or their Affiliates, agents, officers, directors, servants, representatives, successors, employees, attorneys, or assigns to any person or entity prior to such Party’s execution of this Agreement.

10.  No Presumption from Drafting. This Agreement has been negotiated at arms-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived.

11.  No Admission of Liability. Each Party acknowledges and agrees that this Agreement is a compromise and neither this Agreement, nor any consideration provided pursuant to this Agreement, shall be taken or construed to be an admission or concession by any Party of any kind with respect to any fact, liability, or fault except as may be expressly set forth herein.

12.  Fees and Expenses. Each of the Parties shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement.

13.  Choice of Law. This Agreement shall be governed by and construed according to the laws of the State of Texas, without giving effect to its choice of law principles. Any actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other related obligations shall be litigated solely and exclusively in the state or federal courts located in Dallas County, Texas, and those such courts are convenient forums. Each Party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

14.  Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

15.  Binding Effect. This Agreement shall not be binding on any Party unless and until it is executed by all Parties, and upon such execution shall be binding on and inure to the benefit of each of the Parties and their respective heirs, successors, assigns, directors, officers, agents, employees, and personal representatives.

16.  Modification. This Agreement may be modified only by a writing signed by the Parties.

17.  Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties in connection with the subject matter hereof.

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18.  Severability. Every provision of this Agreement is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

19.  Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule, Appendix and Exhibit, as applicable, are references to Articles, Sections, Schedules, Appendixes and Exhibits in this Agreement unless otherwise specified and any such Schedules, Appendixes and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

20.  Review of Agreement; Voluntarily Entering Into Agreement. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

21.  Confidentiality. The EM3 Parties acknowledge that the Licensing Parties have disclosed, and the Licensing Parties acknowledge that the EM3 Parties have disclosed, confidential and proprietary information to such parties (such disclosing party, the “Disclosing

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Party” and such receiving party, the “Receiving Party”) relating to such Disclosing Party’s business and intellectual property, including, but not limited to ideas, prospects, business transactions, concepts, strategies, corporate and financing structures, data, spreadsheets, summaries, reports, drawings, charts, specifications, forms, materials, or agreements (collectively, “Confidential Information”). Each Receiving Party agrees not to divulge any such Confidential Information to any third party, except as may be required or requested to be disclosed by order of a court, administrative agency or governmental body or self-regulatory organization, or by any rule, law or regulation, or by subpoena or any other legal or administrative process, or as requested by any regulator or self-regulatory organization, provided in such case the Receiving Party provides the Disclosing Party notice of such disclosure, and/or except as otherwise allowed by the New License Agreement. Notwithstanding the foregoing, the Parties agree that Confidential Information shall not include information which (a) was known by a Receiving Party prior to its disclosure by the Disclosing Party and is not subject to other confidentiality obligation, (b) is or becomes publicly known through no breach of this Agreement, (c) is received from a third party without a breach of any confidentiality obligation known to the Receiving Party, (d) is independently developed by the Receiving Party or (e) is disclosed with the Disclosing Party’s prior written consent. The obligations set forth in this Section 18 shall be defined herein as the “Confidentiality Requirements”, and such Confidentiality Requirements shall survive the consummation of the transactions contemplated by this Agreement and continue to bind the Parties in perpetuity.

22.  Execution. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page(s) follows.]

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IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Agreement on the date set forth above, to be effective as of the Effective Date, except as otherwise provided above.

“The Licensing Parties”

(“Rapid”)

Rapid Therapeutic Science Laboratories, Inc.

By: /s/ Donal R. Schmidt

Its: Chief Executive Officer

Printed Name: Donal R. Schmidt

(“Texas MDI”)

Texas MDI, Inc.

(Formerly Texas MDI, LLC),

By: /s/ Donal R. Schmidt

Its: President

Printed Name: Donal R. Schmidt

(“Diamond Head”)

Diamond Head Ventures, LLC

By: /s/ Donal R. Schmidt

Its: Managing Member

Printed Name: Donal R. Schmidt

[Remainder of page left intentionally blank. Signature page of EM3 Parties follows.]

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“EM3 Parties”

(“EM3”)

EM3 Methodologies, LLC

By: /s/ Richard W. Adams

Its: Member

Printed Name: Richard W. Adams

(“Adams”)

/s/ Richard W. Adams

Richard Adams

(“Holly”)

Holly Brothers Pictures, LLC

/s/ Richard W. Adams

Richard Adams

Member

/s/ Donal R. Schmidt

Donal R. Schmidt

Member

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